Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer Anne Rivers, Investor Relations Jeff Keene, Healthcare Media Cytyc Corporation: 508-263-8765 www.cytyc.com

Stephanie Carrington The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan Schwartz Communications: 781-684-0770

CYTYC TO ACQUIRE ADEZA BIOMEDICAL CORPORATION

Expands Women’s Healthcare Diagnostic Products

Net Purchase Price of $356 Million

Marlborough, Mass. February 12, 2007 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of surgical and diagnostic products targeting women’s health and cancer diagnostics, today announced that it has entered into an agreement to acquire Adeza Biomedical Corporation (Nasdaq: ADZA) a publicly traded company, which manufactures and markets products for women's health. The equity purchase price of $452 million will be paid out of Cytyc’s existing cash, the cash on Adeza’s balance sheet, and Cytyc’s existing credit facility.

Adeza’s key product, FullTerm™, The Fetal Fibronectin Test, is used by OBGYN’s to identify women at risk of preterm birth. The tests are processed by hospital and reference laboratories. The market opportunity for FullTerm is estimated to be in excess of $500 million worldwide and Adeza’s current revenue for this product is approximately $50 million annually. This acquisition will leverage Cytyc’s existing worldwide sales force that includes a U.S. OBGYN sales force of approximately 200 people, a U.S. laboratory sales force of approximately 50 people, and an international commercial operations team of approximately 150 people.

“The FullTerm Fetal Fibronectin Test offers an excellent complement to our diagnostic products portfolio and will allow us to leverage our formidable sales force which is already calling on obstetricians and gynecologists, as well as commercial labs, in the U.S. and abroad,” said Patrick J, Sullivan, Cytyc’s chairman, president and chief executive officer. “This technology offers clear clinical and cost benefits for maternal-fetal care and we believe our infrastructure, experience, and expertise in this sector will accelerate adoption of this product worldwide.”

Based on a purchase price of $24 per share and excluding one-time costs related to this proposed acquisition, Cytyc expects the acquisition to be break-even to earnings in 2007 and at least $0.05 accretive to 2008 diluted earnings per share.

- more -

Cytyc To Acquire Adeza Biomedical Corporation

FullTerm, The Fetal Fibronectin Test is an FDA-approved test used to identify the risk of preterm birth in three categories: women experiencing signs and symptoms for preterm delivery, high-risk pregnancies, and low-risk pregnancies. The test is a single-use disposable cassette run on the TLiIQ® System, Adeza’s patented instrument, which assesses the level of the fetal fibronectin protein in vaginal secretions.

Fetal fibronectin is highly correlated with preterm birth, and is an important tool to enable physicians to triage pregnant women more effectively by determining the necessity for hospitalization, because the product has a negative predictive value of more than 99%. In addition, the presence of Fetal fibronectin may serve as a signal for therapeutic intervention, which can increase the health of the baby. In both scenarios, Fetal fibronectin leads to more effective patient management, which results in lower direct and indirect medical costs relating to both the patient and the infant. According to independent estimates, the cost of medical care for complicated births can be three to six times greater than the cost of a normal birth.

Adeza has several products in its pipeline including Gestiva, a drug candidate for the prevention of preterm birth for patients with a history of preterm birth. Adeza received an “approvable letter” for Gestiva from the U.S. FDA in October 2006 and the drug was also recently granted Orphan Drug status, a designation which will provide the company with seven years of market exclusivity. Cytyc estimates the worldwide market opportunity for Gestiva to be in excess of $100 million.

The acquisition will be conducted by means of a tender for all of the outstanding shares of Adeza. The board of directors of Adeza has unanimously recommended that the stockholders of Adeza accept the offer.

The offer, which is expected to commence within the next week, will be subject to customary conditions, including anti-trust clearance and the acquisition by Cytyc of a majority of Adeza’s shares. Completion of the tender offer is expected before the end of March 2007.

Holders of approximately 22 percent of the outstanding shares of Adeza have agreed to tender their shares in the offer and to vote their shares in favor of the merger agreement and against any other transaction, subject to the provisions of the agreement.

JPMorgan acted as exclusive financial advisor to Cytyc on the transaction. Hogan & Hartson L.L.P. acted as legal counsel to Cytyc on the transaction.

Cytyc management will discuss this acquisition in further detail on a conference call on February 12 at 8:30 a.m. (Eastern). The call will be hosted by Patrick J. Sullivan, Cytyc Corporation's chairman, president, and chief executive officer, Timothy M. Adams, chief financial officer, and John P. McDonough, president Cytyc Development Corporation. A live webcast of the call may be accessed at Cytyc's website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until February 19, 2007. Those without web access may access the call by dialing 201-689-8470. A telephonic replay of the call will be available through February 19, 2007, by dialing 201-612-7415; enter account # 3055 and conference ID # 231663.

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products.

- more -

Cytyc To Acquire Adeza Biomedical Corporation

Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation. Cellient is a trademark of Cytyc Corporation.

The tender offer described herein has not been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Adeza. At the time the tender offer is commenced, Cytyc and Augusta Medical Corporation (a wholly owned subsidiary of Cytyc) will file a Tender Offer Statement on Schedule TO containing an offer to purchase, the form of the letter of transmittal and other documents relating to the tender offer and Adeza will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Cytyc, Augusta Medical Corporation, and Adeza intend to mail these documents to the shareholders of Adeza. These documents will contain important information about the tender offer, including the terms and conditions of the offer, and stockholders of Adeza are urged to read them carefully when they become available. Stockholders of Adeza will be able to obtain a free copy of these documents (when they become available) at http://www.cytyc.com and the website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) by contacting Cytyc or Adeza.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the expected benefits of the transaction, Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Cytyc and Adeza that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the offer or the merger set forth in the merger agreement will not be satisfied, changes in either companies’ businesses during the period between now and the closing, the successful integration of Adeza into Cytyc’s business subsequent to the closing of the transaction, adverse reactions to the proposed transaction by customers, suppliers, and strategic partners, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s and Adeza’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Cytyc’s 2005 Annual Report on Form 10-K, Cytyc’s most recent Quarterly Report on Form 10-Q, Adeza’s 2005 Annual Report on Form 10-K and Adeza’s most recent

- more -

Cytyc To Acquire Adeza Biomedical Corporation

Quarterly Report on Form 10-Q, all as filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

####